CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement pertaining to the FinishMaster, Inc. Stock Option Plan (Form S-8 filed with the SEC on January 23, 1996) of FinishMaster, Inc. of our report dated April 18, 1996, with respect to consolidated financial statements and schedule of FinishMaster, Inc. included in the annual report (Form 10-K) for the year ended March 31, 1996.



                                                     ERNST & YOUNG L.L.P.


Detroit, Michigan
May 13, 1996